Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of MPLX GP LLC, a Delaware limited liability company and general partner of MPLX LP, a Delaware limited partnership (the “Registrant”), does hereby constitute and appoint Michael J. Hennigan, John J. Quaid and Kelly D. Wright, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common units representing limited partnership interests, other classes of units representing limited partner interests and debt securities of the Registrant and such other securities, if any, that are registered pursuant to the Form S-3 Registration Statement (or any amendments, restatements or supplements thereto after the date hereof), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-3 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-3 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 25th of April 2023.

Signature	Title
/s/ Michael J. Hennigan	Chairman, President and Chief Executive Officer of MPLX GP LLC (the general partner of MPLX LP) (principal executive officer)
Michael J. Hennigan

/s/ John J. Quaid	Director, Executive Vice President and Chief Financial Officer of MPLX GP LLC (the general partner of MPLX LP) (principal financial officer)
John J. Quaid

/s/ Kelly D. Wright	Vice President and Controller of MPLX GP LLC (the general partner of MPLX LP) (principal accounting officer)
Kelly D. Wright

/s/ Christine S. Breves	Director of MPLX GP LLC (the general partner of MPLX LP)
Christine S. Breves

/s/ Christopher A. Helms	Director of MPLX GP LLC (the general partner of MPLX LP)
Christopher A. Helms

/s/ Maryann T. Mannen	Director of MPLX GP LLC (the general partner of MPLX LP)
Maryann T. Mannen

/s/ Garry L. Peiffer	Director of MPLX GP LLC (the general partner of MPLX LP)
Garry L. Peiffer

/s/ Dan D. Sandman	Director of MPLX GP LLC (the general partner of MPLX LP)
Dan D. Sandman

/s/ Frank M. Semple	Director of MPLX GP LLC (the general partner of MPLX LP)
Frank M. Semple

/s/ J. Michael Stice	Director of MPLX GP LLC (the general partner of MPLX LP)
J. Michael Stice

/s/ John P. Surma	Director of MPLX GP LLC (the general partner of MPLX LP)
John P. Surma